UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

September 9, 2014

Date of Report

(Date of earliest event reported)

AIR LEASE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-35121 (Commission File Number)	27-1840403 (I.R.S. Employer Identification No.)

2000 Avenue of the Stars, Suite 1000N Los Angeles, California (Address of principal executive offices)	90067 (Zip Code)

Registrant’s telephone number, including area code: (310) 553-0555

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

On September 9, 2014, Air Lease Corporation (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Credit Suisse Securities (USA) LLC, J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and RBC Capital Markets, LLC, for themselves and on behalf of the several underwriters listed in Schedule 1 thereto (collectively, the “Underwriters”), relating to the public offering of $500 million in aggregate principal amount of 2.125% unsecured senior notes due 2018 (the “2018 Notes”) and $500 million in aggregate principal amount of 4.250% unsecured senior notes due 2024 (the “2024 Notes” and, together with the 2018 Notes, the “Notes”).

The Notes are being offered pursuant to an effective shelf registration statement (File No. 333-184382) that the Company previously filed with the Securities and Exchange Commission (the “SEC”), as supplemented by a preliminary prospectus supplement filed with the SEC on September 9, 2014, and a final prospectus supplement filed with the SEC on September 11, 2014.  The offering of the Notes is expected to close on September 16, 2014, subject to satisfaction of customary closing conditions.

The foregoing description is not complete and is qualified in its entirety by reference to the complete text of the Underwriting Agreement filed as Exhibit 1.1 hereto and incorporated herein by reference.

Some of the Underwriters and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with the Company or its affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions.  Deutsche Bank Trust Company Americas, an affiliate of Deutsche Bank Securities Inc., one of the Underwriters, is the trustee under the indenture that will govern the Notes.  Affiliates of the Underwriters may receive a portion of the net proceeds from the offering of the Notes, to the extent the Company uses such net proceeds to repay indebtedness under which certain of the Underwriters or their affiliates are lenders.

The Company issued a press releases announcing the pricing of the Notes on September 9, 2014. A copy of the press release is filed as Exhibit 99.1 to this report and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.  The following exhibits are filed with this report:

Exhibit No.	Description
1.1

Underwriting Agreement, dated September 9, 2014, among Air Lease Corporation and Credit Suisse Securities (USA) LLC, J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and RBC Capital Markets, LLC, for themselves and on behalf of the several underwriters listed therein.

99.1	Press Release dated September 9, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AIR LEASE CORPORATION
Date: September 11, 2014

	By:	/s/ Gregory B. Willis
Name: Gregory B. Willis
Title: Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
1.1

Underwriting Agreement, dated September 9, 2014, among Air Lease Corporation and Credit Suisse Securities (USA) LLC, J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and RBC Capital Markets, LLC, for themselves and on behalf of the several underwriters listed therein.

99.1	Press Release dated September 9, 2014.